Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(e)(1) Investment Management Agreement dated July 5, 2013 between ING Global Equity Dividend and Premium Opportunity Fund and ING Investments, LLC –Filed herein.

(e)(2) Sub-Advisory Agreement dated July 5, 2013 between ING Investments, LLC and ING Investment Management Advisors B.V with respect to ING Global Equity Dividend and Premium Opportunity Fund – Filed herein.

(e)(3) Sub-Advisory Agreement dated July 5, 2013 between ING Investments, LLC and ING Investment Management Co. LLC with respect to ING Global Equity Dividend and Premium Opportunity Fund – Filed herein.